UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Rothschild Blvd. Tel Aviv, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-5257368

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective April 30, 2010, TopSpin Medical, Inc. (the “Company”) entered into a loan agreement (the “Agreement”) with Medgenesis Partners Ltd. (the “Lender”), pursuant to which Lender agreed to loan the Company a total of $353,804 (the “Funds”), consisting of (i) $53,804 already paid to the Company on February 1, 2010, pursuant to an Investment Agreement between the Company and Lender described in our current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2010 (the “Investment Agreement”) and (ii) an additional $300,000 to be placed in an escrow account and to be disbursed pursuant to an Escrow Instruction Letter (the “Letter”), dated as of April 29, 2010, between the Company, Lender and the escrow agent. The Agreement and the Letter provide that the Company may use the Funds for payment of legal fees, including fees associated with retaining its current counsel for bankruptcy counseling, and for payment of all other outstanding obligations as may be required by the Plan (as defined below).

Pursuant to the Agreement, the Company undertakes to file a petition seeking relief under Chapter 11 of Title 11 of the United States Code, by which the Company will apply to the U.S. bankruptcy court for the District of Delaware to authorize approval of transactions and all other actions required according to a plan to be prepared by the Company and approved by the Lender in writing prior to any filing (the “Plan”). Further, the Company covenants not to engage in certain conduct while Funds loaned under the Agreement are outstanding, including (i) hiring employees; (ii) applying for any credit or loan from a banking institution; (iii) amending any of the Company’s organizational documents; and (iv) acting in any manner that would result in a material adverse effect on the Company or in non-compliance with the Plan.

Under the Agreement, the Company is required to repay the Funds, plus all accrued and unpaid interest thereon, upon the earlier to occur of: (i) four (4) weeks after the date of the Agreement, if by that time the Company has not yet filed the Chapter 11 petition in a form approved by the Lender; (ii) failure of the bankruptcy court to confirm the Plan within 90 days of the filing of the Chapter 11 petition; (iii) failure by the Company to complete performance of the Plan within 120 days of the filing of the Chapter 11 petition, including receipt of any needed approvals and registrations from any relevant authority (including the SEC, Israel Securities Authority and Tel Aviv Stock Exchange, to the extent required); (iv) delisting of the Company’s securities from trading on TASE with no reasonably feasible way to obtain relisting; and (v) upon an “Event of Default” (excluding the filing of a Chapter 11 petition), which includes (a) the commencement of any liquidation proceedings of the Company or the adoption of a winding up resolution by the Company, or the appointment of a receiver or trustee over the whole of the Company’s assets; (b) the levy of an attachment or the institution of execution proceedings against all or a substantial part of Company’s assets; or (c) breach by the Company of any material covenant or material term of this Agreement, provided that such breach is not cured within five (5) business days after notice of breach is received by the Company.

The Agreement also provides for the termination of the Investment Agreement and all obligations of the parties thereunder. Notwithstanding the foregoing, the Company cannot provide any assurances that it will file a Chapter 11 petition or that it will be able to file a Plan on terms mutually agreeable to the Company and Lender.

The above description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

The content of Item 1.01 with respect to termination of the Investment Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Loan Agreement by and among TopSpin Medical, Inc. and Medgenesis Partners Ltd., effective April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: May 6, 2010	By:	/s/ Fufi Fatal
Name: Fufi Fatal Title: Chairman and Acting Principal Executive Officer